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                                                               HECO EXHIBIT 99.6

                         Hawaiian Electric Company, Inc.

            Written Statement of Chief Executive Officer Pursuant to
                             18 U.S.C. Section 1350,
                                  as Adopted by
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Company, Inc. ("HECO") on Form 10-Q for the quarterly period ended June 30, 2002 (the "HECO Report"), I, T. Michael May, Chief Executive Officer of HECO, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The HECO consolidated information contained in the HECO Report fairly presents, in all material respects, the financial condition as of June 30, 2002 and results of operations for the three months and six months ended June 30, 2002 of HECO and its subsidiaries.

/s/ T. Michael May
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T. Michael May
President and Chief Executive Officer of HECO
Date: August 13, 2002